PRICING SUPPLEMENT NO. 20                   REGISTRATION STATEMENT NO. 333-71850
DATED MARCH 19TH, 2002                          FILED PURSUANT TO RULE 424(b)(2)
(TO PROSPECTUS SUPPLEMENT
DATED NOVEMBER 6, 2001
AND PROSPECTUS DATED
OCTOBER 25, 2001)

                     CREDIT SUISSE FIRST BOSTON (USA), INC.
                                MEDIUM-TERM NOTES
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

THE MEDIUM-TERM NOTES, AS FURTHER DESCRIBED BELOW AND IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF NOTES", WILL BEAR INTEREST FROM THE DATE OF ISSUANCE UNTIL THE PRINCIPAL AMOUNT THEREOF IS PAID OR MADE AVAILABLE FOR PAYMENT AT THE RATE SET FORTH BELOW.

Agent: Credit Suisse First Boston Corporation

Principal Amount:                     50MM                     Optional Conversion:                     N/A

Price To Public:                      100.00%                  Optional Repayment Date:                 Non Call/ Life

Underwriting Discount:                N/A

Percentage To Issuer:                 100.00%                  Business Day Jurisdiction:               New York

Settlement Date                       March 19,2002            Initial Redemption Percentage:           N/A
(Original Issue Date):

Specified Currency:                   US Dollar                Initial Redemption Date:                 N/A

Authorized Denomination:              $1,000 and integral      Annual Redemption                        N/A
                                      multiples thereof        Percentage Reduction:

                                                               Optional Extension of Maturity:
Maturity Date:                        March 19,2004            Form of Note:                            Book Entry

Fixed Rate or Floating Rate Note:     Floating Rate Note

Initial Interest Rate:                TBD

Interest Rate Basis:                   Fed Funds

Maximum/Minimum                       N/A                      Initial Interest Reset Date:         June 19th
 Interest Rate:                                                Interest Reset Date(s):
                                                                                                    Daily

Spread to Index:                      +29 basis points

Interest Payment Date:                Quarterly. Pays the      Specify if Note is indexed,              N/A
                                      19th  each March,        renewable, dual currency,
                                      June September, and      amortizing, or OID, if applicable:
                                      December and
                                      maturity. Subject to
                                      the modified
                                      following business
                                      convention.

Interest Determination Date:          Daily Previous day       Day Count:                               ACT/360
                                      Fed Funds Effective
                                      H15 as shown on
                                      Telerate page 118
                                      or successor pages.

                                                               CUSIP:                                   22541FCL8
First Interest Payment Date:          June 19th 2002

Settlement:                           DTC #355

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                           CREDIT SUISSE FIRST BOSTON